Exhibit 23(d)(iii)


                              SUBADVISORY AGREEMENT
                        HERITAGE GROWTH AND INCOME TRUST


         This Subadvisory Agreement is made as of July 2, 2001, between Heritage Asset Management, Inc., a Florida corporation (the "Manager"), and Thornburg Investment Management, Inc., a Delaware company (the "Subadviser").

         WHEREAS, the Manager has by separate contract agreed to serve as the investment adviser to the Heritage Growth and Income Trust (the "Fund"), the single investment portfolio of Heritage Growth and Income Trust, a Massachusetts business trust registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end diversified management investment company consisting of one or more investment series of shares, each having its own assets and investment policies;

         WHEREAS, the Manager's contract with the Fund allows it to delegate certain investment advisory services to other parties; and

         WHEREAS, the Manager desires to retain the Subadviser to perform certain investment subadvisory services for the Fund, and the Subadviser is willing to perform such services;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

         1.       SERVICES TO BE RENDERED BY THE SUBADVISER TO THE FUND.
                  -----------------------------------------------------

                  (a) INVESTMENT PROGRAM. Subject to the control and supervision of the Board of Trustees of the Fund and the Manager, the Subadviser shall, at its expense, continuously furnish to the Fund an investment program for such portion, if any, of Fund assets that is allocated to it by the Manager from time to time. With respect to such assets, the Subadviser will make investment decisions and will place all brokerage orders for the purchase and sale of portfolio securities. In the performance of its duties, the Subadviser will act in the best interests of the Fund and will comply with (i) applicable laws and regulations, including, but not limited to, the 1940 Act, (ii) the terms of this Agreement, (iii) the stated investment objective, policies and restrictions of the Fund, as stated in the then-current Registration Statement of the Fund, and (iv) such other guidelines as the Trustees or Manager may establish. The Manager shall be responsible for providing the Subadviser with the Fund's Declaration of Trust, as filed with the Secretary of State of Massachusetts on July 25, 1986, and all amendments thereto or restatements thereof, the Fund's By-Laws and amendments thereto, resolutions of the Fund's Board of Trustees authorizing the appointment of Subadviser and approving this Agreement and current copies of the materials specified in Subsections (a)(iii) and (iv) of this Section 1. At such times as may be reasonably requested by the Board or the Manager, the Subadviser will provide them with economic and investment analysis and reports, and make available to the Board any economical, statistical, or investment services normally available to similar investment company clients of the Subadviser.

                  (b) AVAILABILITY OF PERSONNEL. The Subadviser, at its expense, will make available to the Trustees and the Manager at reasonable times its portfolio managers and other appropriate personnel in order to review investment policies of the Fund and to consult with the Trustees and the Manager regarding the investment affairs of the Fund, including economic, statistical and investment matters relevant to the Subadviser's duties hereunder, and will provide periodic reports to the Manager relating to the portfolio strategies it employs.

                  (c) SALARIES AND FACILITIES. The Subadviser, at its expense, will pay for all salaries of personnel and facilities required for it to execute its duties under this Agreement.

                  (d) COMPLIANCE REPORTS. The Subadviser, at its expense, will provide the Manager with such compliance reports relating to its duties under this Agreement as may be agreed upon by such parties from time to time.

                  (e) VALUATION. With respect to securities traded on a national securities exchange or The Nasdaq Stock Market, the Manager will value all such securities for which market quotes are readily available on each day the New York Stock Exchange is open for business. For those securities for which market quotes are not readily available, the Subadviser, at its expense, will provide the Manager with market price information relating these assets of the Fund at such times as the parties hereto may agree upon from time to time.

                  (f) EXECUTING  PORTFOLIO  TRANSACTIONS.  The  Subadviser  will place all orders  pursuant to its  investment  determinations  for the
          Fund either directly with the issuer or through broker-dealers selected by Subadviser. In the selection of broker-dealers and the placement of orders for the purchase and sale of portfolio investments for the Fund, the Subadviser shall use its best efforts to obtain for the Fund the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as described below. In using its best efforts to obtain the most favorable price and execution available, the Subadviser, bearing in mind the Fund's best interests at all times, shall consider all factors it deems relevant, including by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission and dealer's spread or mark-up, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker-dealer involved, the general execution and operational facilities of the broker-dealer and the quality of service rendered by the broker-dealer in other transactions. Subject to such policies as the Board of Trustees may determine, the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to pay a broker-dealer that provides brokerage and research services to the Subadviser an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker-dealer offering equally good execution capability in the portfolio investment would have charged for effecting that transaction if the Subadviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either that particular transaction or the Subadviser's overall responsibilities with respect to the Fund and to other clients of the Subadviser as to which the Subadviser exercises investment discretion. The Fund agrees that any entity or person associated with the Manager or the Subadviser that is a member of a national securities exchange is authorized to effect any transaction on such exchange for the account of the Fund that is permitted by
          Section 11(a) of the Securities Exchange Act of 1934, as amended, and the Fund consents to the retention of compensation for such transactions.

                  (g) EXPENSES. The Subadviser shall not be obligated to pay any expenses of or for the Fund not expressly assumed by the Subadviser pursuant to this Agreement.

         2. BOOKS AND RECORDS. Pursuant to Rule 31a-3 under the 1940 Act, the Subadviser agrees that: (a) all records it maintains for the Fund are the property of the Fund; (b) it will surrender promptly to the Fund or the Manager any such records (or copies of such records) upon the Fund's or Manager's request; (c) it will maintain for the Fund the records that the Fund is required to maintain pursuant to Rule 31a-1 insofar as such records relate to the investment affairs of the Fund; and (d) it will preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records it maintains for the Fund. Notwithstanding subsection (b) above, the Subadvisor may maintain copies of such records to comply with its recordkeeping obligations.

         3. OTHER AGREEMENTS. The Subadviser and persons controlled by or under common control with the Subadviser have and may have advisory, management service or other agreements with other organizations and persons, and may have other interests and businesses. Nothing in this Agreement is intended to preclude such other business relationships.

         4. COMPENSATION. The Manager will pay to the Subadviser as compensation for the Subadviser's services rendered pursuant to this Agreement a subadvisory fee as set forth in Schedule A, which schedule can be modified from time to time, subject to the appropriate approvals required by the 1940 Act. Such fees shall be paid by the Manager (and not by the Fund). Such fees shall be payable for each month within 15 business days after the end of such month. If the Subadviser shall serve for less than the whole of a month, the compensation as specified shall be prorated.

         5. AMENDMENT OF AGREEMENT. This Agreement shall not be materially amended unless such amendment is approved by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the members of the Board of Trustees who are not interested persons of the Fund, the Manager or the Subadviser (the "Independent Trustees") and, to the extent required by the 1940 Act, by the affirmative vote of a majority of the outstanding shares of the Fund. The Subadviser agrees to notify the Manager of any anticipated change in control of the Subadviser as soon as such change is reasonably anticipated and, in any event, prior to such change.

         6. DURATION AND TERMINATION OF THE AGREEMENT. This Agreement shall become effective upon its execution; provided, however, that this Agreement shall not become effective unless it has first been approved (a) by a vote of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (b) by an affirmative vote of a majority of the outstanding voting shares of the Fund. This Agreement shall remain in full force and effect continuously thereafter, except as follows:

                  (a) By vote of a majority of the (i) Independent  Trustees, or
         (ii) outstanding voting shares of the Fund, the Fund may at any time terminate this Agreement, without the payment of any penalty, by providing not more than 60 days' written notice delivered or mailed by registered mail, postage prepaid, to the Manager and the Subadviser.

                  (b) This Agreement will terminate automatically, without the payment of any penalty, unless within two years after its initial effectiveness and at least annually thereafter, the continuance of the Agreement is specifically approved by (i) the Board of Trustees or the shareholders of the Fund by the affirmative vote of a majority of the outstanding shares of the Fund, and (ii) a majority of the Independent Trustees, by vote cast in person at a meeting called for the purpose of voting on such approval. If the continuance of this Agreement is submitted to the shareholders of the Fund for their approval and such shareholders fail to approve such continuance as provided herein, the Subadviser may continue to serve hereunder in a manner consistent with the 1940 Act and the rules thereunder.

                  (c) The Manager may at any time terminate this Agreement, without the payment of any penalty, by not less than 60 days' written notice delivered or mailed by registered mail, postage prepaid, to the Subadviser, and the Subadviser may at any time, without the payment of any penalty, terminate this Agreement by not less than 90 days' written notice delivered or mailed by registered mail, postage prepaid, to the Manager.

                  (d) This Agreement automatically and immediately shall terminate, without the payment of any penalty, in the event of its assignment or if the Investment Advisory Agreement between the Manager and the Fund shall terminate for any reason.

                  (e) Any notice of termination served on the Subadviser by the Manager shall be without prejudice to the obligation of the Subadviser to complete transactions already initiated or acted upon with respect to the Fund. Upon termination without reasonable notice by the Manager, the Subadviser will be paid certain previously agreed upon expenses the Subadviser necessarily incurs in terminating the Agreement.

         Upon termination of this Agreement, the duties of the Manager delegated to the Subadviser under this Agreement automatically shall revert to the Manager.

         7. NOTIFICATION OF THE MANAGER. The Subadviser promptly shall notify the Manager in writing of the occurrence of any of the following events:

                  (a)  the  Subadviser   shall  fail  to  be  registered  as  an
         investment adviser under the Investment Advisers Act of 1940, as amended,;

                  (b) the Subadviser shall have been served or otherwise have notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Fund; or

                  (c) any other occurrence that reasonably could have a material adverse impact on the ability of the Subadviser to provide the services provided for under this Agreement.

         8. DEFINITIONS. For the purposes of this Agreement, the terms "vote of a majority of the outstanding shares," "affiliated person," "control," "interested person" and "assignment" shall have their respective meanings as defined in the 1940 Act and the rules thereunder subject, however, to such exemptions as may be granted by the Securities and Exchange Commission ("SEC") under said Act; and references to annual approvals by the Board of Trustees shall be construed in a manner consistent with the 1940 Act and the rules thereunder.

         9. LIABILITY OF THE SUBADVISER. In the absence of its bad faith, negligence or disregard of its obligations and duties hereunder, the Subadviser shall not be subject to any liability to the Manager, the Fund or their directors, Trustees, officers or shareholders, for any act or omission in the course of, or connected with, rendering services hereunder. However, the Subadviser shall indemnify and hold harmless such parties from any and all claims, losses, expenses, obligations and liabilities (including reasonable attorneys fees) which arise or result from the Subadviser's bad faith, negligence or disregard of its duties hereunder.

         10. LIABILITY OF TRUSTEES AND SHAREHOLDERS. Any obligations of the Fund under this Agreement are not binding upon the Trustees or the Shareholders individually but are binding only upon the assets and property of the Fund.

         11. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Florida, without giving effect to the conflicts of laws principles thereof, and in accordance with the 1940 Act. To the extent that the applicable laws of the State of Florida conflict with the applicable provisions of the 1940 Act, the latter shall control.

         12. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

         13. PRIVACY POLICY. The Subadviser acknowledges that nonpublic customer information (as defined in Regulation S-P, including any amendments thereto) of customers of the Fund received from the Manager is subject to the limitations on redisclosure and reuse set forth in Section 248.11 of such Regulation, and agrees such information (i) shall not be disclosed to any third party for any purpose without the written consent of the Manager unless permitted by exceptions set forth in Sections 248.14 or 248.15 of such Regulation and (ii) shall be safeguarded pursuant to procedures adopted under Section 248.30 of such Regulation if so required.

         14. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is made less restrictive by a rule, or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, or order.

         IN WITNESS WHEREOF, Heritage Asset Management, Inc. and Thornburg Investment Management, Inc. have each caused this instrument to be signed in duplicate on its behalf by its duly authorized representative, all as of the day and year first above written.


Attest:                                       HERITAGE ASSET MANAGEMENT, INC.




By:/s/ Donald H. Glassman                     By:/s/ K.C. Clark
   ------------------------------               --------------------------------
       Donald H. Glassman                        Name: K.C. Clark
                                                 Title: Executive Vice President




Attest:                                       THORNBURG INVESTMENT
                                              MANAGEMENT, INC.




By:/s/ Sharon Skuderin                        By:/s/ Brian McMahon
   -------------------------------              --------------------------------
   Sharon Skuderin                              Name: Brian McMahon
                                                Title: President

                                   SCHEDULE A
                                     TO THE
                        HERITAGE GROWTH AND INCOME TRUST
                              SUBADVISORY AGREEMENT
                                     BETWEEN
                         HERITAGE ASSET MANAGEMENT, INC.
                                       AND
                      THORNBURG INVESTMENT MANAGEMENT, INC.



         As compensation pursuant to section 4 of the Subadvisory Agreement between Heritage Asset Management, Inc. (the "Manager") and Thornburg Investment Management, Inc. (the "Subadviser"), the Manager shall pay the Subadviser a subadvisory fee, computed and paid monthly, at the following percentage rate of the average daily net assets under management by the Subadviser:


For the Heritage Growth and Income Trust:            50% of the advisory fees payable to the
                                                     Manager








Dated:  July 2, 2001